Exhibit 2.6
IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

In re:		:
:
KAISER ALUMINUM CORP., et al.,		:	Bankruptcy Case No. 02-10429
		:	(JFK)
	Debtors.	:
:
:
:
In re:		:
:
KAISER ALUMINUM CORP., et al.,		:	Misc. Case No. 06-41-JJF
:
	Debtors.	:
O R D E R
     At Wilmington, this 11th day of May 2006, for the reasons set forth in the Memorandum Opinion issued this date;
     IT IS HEREBY ORDERED that:
     1. The February 6, 2006 Order of the Bankruptcy Court confirming the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of their Debtor Affiliates, as Modified (the “Confirmation Order”) (Bankr. Docket No. 8225) is AFFIRMED.
     2. The Findings of Fact and Conclusions of Law Regarding Confirmation of the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Debtor Affiliates, as Modified (Bankr. Docket No. 8226) issued by the Bankruptcy Court on February 6, 2006 are ADOPTED.

/s/ Joseph J. Farnan, Jr.
UNITED STATES DISTRICT JUDGE